Exhibit 99.1

EnerSys Announces Arbitration Ruling Related to Altergy Supply and Distribution Agreement
READING, Pa., May 14, 2014 -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today it has received the decision of an arbitration panel in the EnerSys Delaware Inc. v. Altergy Systems arbitration matter. This action was initiated by EnerSys Delaware Inc. (“EDI”), a wholly-owned subsidiary of EnerSys, in November 2012 to seek arbitration of claims relating to a Supply and Distribution Agreement (the “SDA”) with Altergy Systems (“Altergy”), as required by the SDA. Following unsuccessful attempts to resolve their disputes by mediation in July 2013, the parties moved forward with arbitration in August 2013, where each party asserted various claims against the other.
After discovery, a hearing and post-hearing submissions by each party, on May 13, 2014, the arbitration panel issued an award in favor of Altergy. As a result, the arbitration panel concluded that Altergy should recover $58.2 million in net money damages from EDI.
John D. Craig, chairman, president and chief executive officer of EnerSys, stated, “We are shocked and extremely disappointed with the decision of the arbitration panel. We firmly believe the panel’s ruling is not supported by the facts of this case or the Supply and Distribution Agreement with Altergy. We are currently reviewing our options with our legal counsel in challenging this award, however there can be no assurances that a challenge, if and when made, will ultimately be successful. I also want to assure you that we have sufficient financial resources to pay the full amount of the award and believe we have the ability to continue to return capital to stockholders. Furthermore, we do not believe that the award will impact our ability to realize our existing business plans in the short or long term. We also reaffirm our guidance for the first quarter of fiscal 2015 originally issued on May 7, 2014.”
EnerSys intends to fund any amounts to be paid by EDI from immediately available cash on hand and funds available under its existing credit facilities. Based upon this arbitration ruling, EnerSys anticipates recording a one-time charge of between $0.70 and $0.72 per diluted share for the after-tax impact of the award in the fourth quarter of fiscal 2014.
For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040; Web site: www.enersys.com.
EDITOR’S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.
More information regarding EnerSys can be found at www.enersys.com.
Caution Concerning Forward-Looking Statements
This press release and oral statements made regarding the subjects of this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These

forward-looking statements may include, but are not limited to statements concerning EnerSys’ expectations with respect to its business plans, the after-tax impact of the arbitration award, earnings per share, earnings per share growth, payment of future cash dividends, and execution of its stock buy back program, as well as statements expressing optimism or pessimism about future operating results or benefits from either its cash dividend or its stock buy back programs, and other statements contained in this press release that are not historical facts, including statements identified by words such as “expects,” “should,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning. These forward-looking statements are based upon management’s current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. The foregoing factors, among others, could cause actual results to differ materially from those described in the forward-looking statements. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made. For a list of other factors, which could affect EnerSys’ results, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 1A. Risk Factors,” set forth in EnerSys' Annual Report on Form 10-K for the fiscal year ended March 31, 2013.
Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys' results, including earnings estimates, see EnerSys' filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys' Quarterly Report on Form 10-Q for the quarter ended December 29, 2013. No undue reliance should be placed on any forward-looking statements.